AMENDED AND RESTATED EMPLOYMENT AGREEMENT THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT, by and among Amerant Bank, N.A., a national banking association (the “Bank”), the Bank’s parent corporation, Amerant Bancorp Inc., a Florida corporation (the “Company”) and Gerald P. Plush, an individual (“Executive”), is made and entered into effective as of January 1, 2024 (“Agreement”). Capitalized terms shall have the meanings set forth in Appendix A attached hereto or as otherwise defined herein. Background A. The Bank, the Company and the Executive previously entered into an employment agreement as of January 14, 2021 (the “Original Agreement”), and the parties intend for this Agreement to amend and supersede the Original Agreement. B. The Bank and the Company wish to continue the Executive’s employment as President and Chief Executive Officer and Executive’s status as a director of each of the Bank and the Company on the terms and conditions provided herein, and the Executive wishes to serve in such capacity on the terms and conditions provided herein. C. By the severance and change in control provisions contained herein, the Bank and the Company wish to encourage the Executive to devote substantially all of his business time to the faithful performance of his management responsibilities and to assist the Board of Directors of the Company (the “Company Board”) and the Board of Directors of the Bank (the “Bank Board”) in evaluating business options and pursuing the best interests of the Company, the Bank and their shareholders without being influenced by the uncertainties of his own employment situation. D. The Bank and the Company employ the Executive in a position of trust and confidence, and the Executive has become acquainted with the Company’s and the Bank’s business, its officers and employees, its strategic and operating plans, its business practices, processes, and relationships, the needs and expectations of its Customers and Prospective Customers, and its trade secrets and other property, including Confidential Information. Agreement NOW, THEREFORE, in consideration of the promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive, the Bank and the Company agree as follows: 1. Defined Terms. Throughout this Agreement, when the first letter of a word (or the first letter of each word in a phrase) is capitalized (other than at the beginning of the sentence, unless the context requires otherwise), the word or phrase shall have the meaning specified in Appendix A unless otherwise indicated. 2. Term. The initial term of this Agreement shall begin on January 1, 2024 (the “Effective Date”) and shall continue until the third anniversary of the Effective Date, subject to earlier termination as provided in this Agreement (the “Initial Term”). Effective as of January 1,

Page 2 2027 and on each January 1st thereafter, the term of this Agreement (and Executive’s employment hereunder) automatically shall be extended for an additional period of one year (each, a “Renewal Term”) unless terminated earlier in accordance with the terms of this Agreement or unless the Company, the Bank or the Executive shall have provided a written non-renewal notice to the other parties at least sixty (60) days before the end of the Initial Term or the then applicable Renewal Term, as applicable. Notwithstanding the foregoing or anything contained in this Agreement to the contrary, upon the occurrence of a Change in Control that occurs on or after January 1, 2025, the Term (as defined below) (and Executive’s employment hereunder) automatically shall be extended to the first January 1st following the second anniversary of such Change in Control unless terminated earlier in accordance with the terms of this Agreement (in such case, automatic one-year renewals of the Term shall not resume until (and commencing on) the first January 1st following the second anniversary of such Change in Control). The Initial Term, together with any Renewal Term, is referred to in this Agreement as the “Term.” The obligations contained in the Restrictive Covenants shall survive termination of the Agreement. 3. Position and Duties. At all times during the Term, the Executive shall (a) serve as President and Chief Executive Officer of each of the Company and the Bank and, in such capacities, shall perform such duties and have such responsibilities as is typical for such positions, as well as any other duties as the Bank Board and Company Board may assign to him from time to time, provided such duties are typical for such positions, (b) diligently and conscientiously devote substantially all of his business time, energy and ability to his duties and the business of the Bank and the Company, (c) serve as a member of the board of any affiliate of the Company, as required by the Company Board, (d) report directly to the Bank Board and the Company Board and (e) comply with all reasonable directions by the Bank Board and Company Board (other than directions that would require an illegal or unethical act or omission or would otherwise be inconsistent with the role of a President and Chief Executive Officer) and all applicable and lawful policies and regulations of the Bank and the Company that are made available to Executive; provided that if the instructions from the Bank Board and Company Board are in conflict, Executive shall follow the instructions of the Company Board. Notwithstanding the preceding provisions, the Executive may serve as a non-employee director, a volunteer, or in other such capacities for other entities not in competition with the Company’s or the Bank’s business and may manage his and his family’s investments. 4. Place of Performance. During the Term, the principal place of the Executive’s employment shall be the Bank/Company’s principal office, currently located in Coral Gables, Florida; provided that, the Executive will be required to travel, from time to time, on Bank or Company business during the Term. 5. Compensation, Benefits, and Expenses. The Bank and the Company shall be jointly and severally liable for all payments, benefits and other amounts owed under this Agreement to Executive. During the Term and before the Termination of Employment, the Company shall compensate (or cause the Bank to compensate) the Executive for his services as follows: (a) Base Salary. The Executive shall receive a base salary at the annual rate of Nine Hundred Sixty Thousand Dollars ($960,000), as increased from time to time. The Executive’s base salary shall be reviewed at least annually by the Compensation Committee (the “Compensation Committee”) of the Bank Board or Company Board, as

Page 3 applicable, and the Compensation Committee may, but shall not be required to, increase (but may only decrease in an equal percentage (and duration) applicable to all other Bank or Company executive employees’ base salary decreases) the Executive’s base salary during the Term. The Executive’s annual base salary, as in effect from time to time, is hereinafter referred to as “Base Salary.” Base Salary payments shall be made in substantially equal installments pursuant to the Bank’s established payroll procedures. (b) Annual Bonus. During the Term, the Executive shall be eligible to receive an annual bonus (the “Annual Bonus”) pursuant to the Bank’s or Company’s, as applicable, annual cash variable incentive bonus program, as amended from time to time (the “Annual Bonus Plan”). Executive’s target Annual Bonus for each calendar year during the Term shall be equal to at least 100% of Base Salary (the “Target Annual Bonus”), and Executive’s maximum Annual Bonus for each calendar year during the Term shall be equal to at least 150% of Base Salary. The Executive understands and agrees that the Compensation Committee, the Company Board and the Bank Board retain discretion to amend the Annual Bonus Plan from time to time. Executive further understands and agrees that the Target Annual Bonus represents an opportunity for a performance-based award as opposed to a guarantee of a bonus in a particular amount. The Executive understands that the Annual Bonus shall be paid pursuant to the terms of the Annual Bonus Plan and, except as otherwise provided in this Agreement, shall be paid only if the Executive remains employed by the Bank or the Company on the date the Annual Bonus is paid; provided, however, that in all events, any earned Annual Bonus shall be paid by March 15th of the calendar year immediately following the calendar year to which such Annual Bonus relates. (c) Equity Awards. During the Term, the Executive shall be eligible to receive grants of equity-based awards commensurate with the Executive’s position and responsibilities with the Bank and the Company. The amount, terms and conditions of any equity-based award will be determined by the Company Board or the Compensation Committee, in its sole discretion, in accordance with the terms of the Company’s equity incentive plan in effect from time to time. (d) Employee Benefits. The Executive shall be eligible to participate in such benefit plans (but excluding, except as hereinafter provided in Sections 8 or 9, any severance pay program or policy) as are made available to, and on such terms and conditions applicable to, other similarly situated executives and subject to the terms of such benefit plans. The Bank or Company, as applicable, may change or terminate any such benefit plan at any time, in its sole discretion, subject to applicable legal requirements. (e) Vacation. The Executive shall be eligible for twenty (20) days of paid vacation per calendar year, plus one additional day for each completed calendar year of service (up to a maximum of thirty (30) days of paid vacation per calendar year) (which shall be prorated for partial years) in accordance with the Bank’s vacation policies, as in effect from time to time. (f) Driver. The Company will provide car service at the Company’s expense for the Executive for all business related events and meetings.

Page 4 (g) Club Membership. The Executive shall be entitled to a Company-paid club membership of Executive’s choosing to be used for business development purposes located within the Company’s primary south Florida market. (h) Reimbursement of Expenses. The Bank shall reimburse the Executive for reasonable business expenses incurred by the Executive in connection with the performance of his duties. Such reimbursements shall be made in accordance with the Bank’s established reimbursement policies, as in effect from time to time; provided, however, reimbursements for expenses incurred during a calendar year shall be made not later than March 15 of the immediately following calendar year. (i) Life Insurance. During the Term, the Bank will provide Executive with a term life insurance policy that provides $2 million in benefits. The Bank will deduct any applicable tax withholdings relating to such policy from other compensation due to the Executive. The Executive will be the owner of any such policy and may name any and all beneficiaries of such policy. (j) Indemnification. The Executive shall be entitled to indemnification with respect to the Executive’s services provided hereunder to the maximum extent permitted by Florida law, the terms and conditions of the Bank’s and the Company’s articles of association or incorporation and/or by-laws, and, if applicable, the Bank’s and the Company’s standard indemnification agreement for directors and officers as executed by the Bank or the Company and the Executive. The Executive shall be entitled to coverage under the Company’s Directors’ and Officers’ (“D&O”) insurance policies that it may hold now or in the future to the same extent and in the same manner (i.e., subject to the same terms and conditions) that the Bank’s and the Company’s other executive officers are entitled to coverage under any of the Company’s D&O insurance policies. Except to the extent prohibited by applicable law, the Executive shall retain all rights, if any, to indemnification and D&O liability insurance provided under this Section 5(j) notwithstanding the termination of this Agreement and the termination of Executive’s employment with the Bank and/or the Company. 6. Application of Agreement. Under no circumstances shall the Executive be entitled to payments pursuant to both Section 8 and Section 9 of this Agreement. 7. Termination of Employment; Resignation of Officer and Director Positions. Subject to its payment obligations under this Section and Section 8 or 9, if applicable, the Company may terminate the Executive’s employment at any time, with or without Cause. The Executive may voluntarily terminate his employment at any time by providing at least sixty (60) days prior notice to the Company. Regardless of whether his Termination of Employment is voluntary or involuntary, the Executive shall resign from all director positions with the Bank and the Company, effective as of his Termination Date. Upon Termination of Employment, the Executive shall be entitled to the following, in addition to any benefits payable under Section 8 or 9: (a) Any earned but unpaid Base Salary, at the Executive’s then effective annual rate, through his Termination Date, plus any accrued, unused vacation through his

Page 5 Termination Date, which amounts shall be paid to the Executive not later than the payroll date for the payroll period that includes his Termination Date. (b) Provided that the Executive applies for reimbursement in accordance with the Bank’s established reimbursement procedures (within the period required by such procedures but under no circumstances later than thirty (30) days after his Termination Date), the Bank shall pay the Executive any reimbursements to which he is entitled under such procedures not later than the payroll date for the payroll period next following the date on which the Executive applies for reimbursement. (c) Any benefits (other than severance) payable to the Executive under any of the Bank’s or Company’s incentive compensation or employee benefit plans or programs shall be payable in accordance with the provisions of those plans or programs. 8. Non-Change in Control Severance Benefit. (a) Subject to the following provisions of this Section and Executive executing a Release (as set forth in Section 20) and the statutory period during which the Executive is entitled to revoke the Release has expired on or before that fifty-second (52nd) day following the Termination Date, the Bank or Company shall provide the Executive with the payments and benefits set forth in this Section 8, if during the Term but not within twenty-four (24) months following a Change in Control, either (i) the Bank or Company terminates the Executive’s employment (other than a termination for Cause, Disability, or death pursuant to Section 11), or (ii) the Executive terminates his employment for Good Reason pursuant to Section 12. Notwithstanding the preceding provisions of this Subsection, the Executive shall not be entitled to benefits pursuant to this Section if he is entitled to benefits pursuant to Section 9. Any amount payable to the Executive pursuant to this Section is in addition to amounts already owed to the Executive by the Bank or Company and is in consideration of the covenants set forth in this Agreement and/or the Release. (b) The Bank or Company shall pay to the Executive an amount equal to two (2) times the sum of (i) the Executive’s Base Salary and (ii) the average of the Annual Bonuses earned for the three (3) full years preceding the year in which the Termination Date occurs or, if less than three (3) years, the greater of (A) the average of the Annual Bonuses earned for all full years preceding the year in which the Termination Date occurs, or (B) if less than one year, Executive’s Target Annual Bonus in effect for the year in which the Termination Date occurs (the “Severance Payment”). The Bank will pay the Severance Payment in twenty-four (24) consecutive monthly installments commencing within fifty- two (52) days after the Termination Date provided that the Executive has executed and submitted a Release of claims (as described in Section 20) and the statutory period during which the Executive is entitled to revoke the Release has expired on or before that fifty- second (52nd) day following the Termination Date; and provided further, that (i) the first installment of the Severance Payment shall include a catch-up for all installments that would have been paid prior to such first installment had payment of the Severance Payment commenced immediately after the Termination Date and (ii) if the fifty-two (52) day period following the Termination Date spans two (2) calendar years, then the Bank or

Page 6 Company shall pay the Executive the first Severance Payment installment in the calendar year immediately following the calendar year of the Executive’s Termination Date. Each installment of the Severance Payment is, and shall be treated as, a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii). (c) If COBRA continuation coverage is properly elected under the Bank’s group medical plan by the Executive (and his spouse and dependents, if any, covered by the Bank’s group medical plan on his Termination Date), the Bank shall pay the cost of such coverage for the Executive (and such spouse and dependents) for eighteen (18) months following the Termination Date (or such shorter period during which such person is eligible for COBRA continuation coverage) and, to the extent Section 21(d) is applicable, such payments or provision of benefits shall be in compliance with Section 21(d) herein. The Executive acknowledges and agrees that the value of these COBRA premiums will be includible in his gross income for tax purposes. Notwithstanding the foregoing, if the Company cannot provide the benefits described in the first sentence of this Section 8(c) without violating applicable law or is otherwise unable to continue to cover the Executive or the Executive’s spouse and dependents under its group health insurance plans without violating a prohibition on such coverage or incurring penalties and/or additional taxes as a result of such coverage, then the Bank shall pay the Executive an equivalent monthly cash payment such that Executive receives an amount equal to the cost of Executive’s and his spouse’s and eligible dependents’ COBRA premiums for such month (the “Cash Subsidy”). The Cash Subsidy shall be paid on the first day of each applicable month during such coverage period. (d) The Bank shall continue to provide term life insurance coverage as set forth in Section 5(i), and the Bank shall pay for the cost thereof, for twenty-four (24) months following the Termination Date. (e) The Bank shall pay the cost of outplacement services incurred by the Executive during the twelve (12) month period following the Termination Date and provided by a firm of the Executive’s choice, up to a total of Twenty-Five Thousand Dollars ($25,000.00). Reimbursements for outplacement expenses incurred during a calendar year shall be paid promptly after a claim for reimbursement is made, but not later than March 15 of the immediately following calendar year. (f) To the extent that coverage or benefits under Subsection (c), (d), or (e) result in taxable income to the Executive, the Executive acknowledges and agrees that the Executive is fully responsible for the tax effect of the provision of such coverage or benefits. (g) If payments to the Executive pursuant to this Agreement would result in total Parachute Payments to the Executive, whether or not made pursuant to this Agreement, with a value (as determined pursuant to Code Section 280G and the guidance thereunder) equal to or greater than one hundred percent (100%) of the Parachute Payment Limit, the provisions of Section 10 shall apply as if set out in this Section 8.

Page 7 (h) The obligations of the Bank to make payments to the Executive hereunder are subject to compliance with any applicable provisions of the Federal Deposit Insurance Corporation regulations found in Part 359 (entitled “Golden Parachute And Indemnification Payments”) of Title 12 of the Code of Federal Regulations (or any successor provisions). 9. Change in Control Severance Benefit. (a) Subject to the following provisions of this Section and Executive executing a Release (as set forth in Section 20) and the statutory period during which the Executive is entitled to revoke the Release has expired on or before the fifty-second (52nd) day following the Termination Date, the Bank or the Company shall provide the Executive with the payments and benefits set forth in this Section 9, if during the Term and within twenty-four (24) months after a Change in Control, either (i) the Bank terminates the Executive’s employment (other than a termination for Cause, Disability, or death pursuant to Section 11), or (ii) the Executive terminates his employment pursuant to Section 12 for Good Reason. (b) The Bank shall pay to the Executive a single lump sum cash payment equal to 2.99 times the sum of (i) the Executive’s Base Salary and (ii) the average of the Annual Bonuses earned for the three (3) full years preceding the year in which the Termination Date occurs or, if less than three (3) years, the greater of (A) the average of the Annual Bonuses earned for all full years preceding the year in which the Termination Date occurs, or (B) if less than one year, Executive’s Target Annual Bonus in effect for the year in which the Termination Date occurs (the “CIC Severance Payment”). The Bank will pay the CIC Severance Payment within fifty-two (52) days following the Executive’s Termination Date provided that the Executive has executed and submitted a Release of claims (as described in Section 20) and the statutory period during which the Executive is entitled to revoke the Release has expired on or before that fifty-second (52nd) day following the Termination Date; and provided further, that if the fifty-two (52) day period following the Termination Date spans two (2) calendar years the Bank shall pay the Executive the CIC Severance Payment in the calendar year immediately following the calendar year of the Executive’s Termination Date. (c) The Bank or Company shall continue to provide group medical coverage for the Executive (and his spouse and dependents, if any, covered by the Bank’s group medical plan on his Termination Date), for the twenty-four (24) month period following the Termination Date. Such coverage shall be under the Bank’s or Company’s group medical plans and at the Bank’s or Company’s expense, shall be the same as that offered to active employees under the Bank’s or Company’s group medical plan and, to the extent Section 21(d) is applicable, shall be in compliance with Section 21(d) herein. If the coverage described in the preceding provisions is not available under the Bank’s or Company’s group medical plan or would violate any nondiscrimination rules under Code Section 105(h) or of any statute or regulation of similar effect or other adverse tax or legal consequences to the Bank or Company would apply, the Bank or Company shall provide the Cash Subsidy during the remainder of such twenty-four (24) month period (which shall be paid on the first day of each applicable month during such period). The Executive

Page 8 acknowledges and agrees that, in either case, the value of the premiums for this coverage will be includible in his gross income for tax purposes. Coverage provided pursuant to this Subsection shall be concurrent with any required continuation coverage period under COBRA. (d) The Bank or Company shall continue to provide term life insurance coverage as set forth in Section 5(i), and the Bank or Company shall pay for the cost thereof, for twenty-four (24) months following the Termination Date. (e) The Bank or Company shall pay the cost of outplacement services incurred by the Executive during the twelve (12) month period following the Termination Date and provided by a firm of the Executive’s choice, up to a total of Twenty-Five Thousand Dollars ($25,000.00). Reimbursements for outplacement expenses incurred during a calendar year shall be paid promptly after a claim for reimbursement is made, but not later than March 15 of the immediately following calendar year. (f) To the extent that coverage or benefits under Subsection (c), (d), or (e) results in taxable income to the Executive, the Executive acknowledges and agrees that the Executive is fully responsible for the tax effect of the provision of such coverage or benefits. (g) Any outstanding equity awards held by Executive immediately prior to the Termination Date shall immediately vest upon the termination of Executive’s employment under this Section 9, provided, however, that in the event of a conflict between this Section 9(g) and a Company equity plan or equity award agreement to which Executive is a party, the equity plan or equity award agreement, as applicable, shall control. (h) If payments to the Executive pursuant to this Agreement would result in total Parachute Payments to the Executive, whether or not made pursuant to this Agreement, with a value (as determined pursuant to Code Section 280G and the guidance thereunder) equal to or greater than one hundred percent (100%) of the Parachute Payment Limit, the provisions of Section 10 shall apply as if set out in this Section 9. (i) The obligations of the Bank to make payments to the Executive hereunder are subject to compliance with any applicable provisions of the Federal Deposit Insurance Corporation regulations found in Part 359 (entitled “Golden Parachute And Indemnification Payments”) of Title 12 of the Code of Federal Regulations (or any successor provisions). 10. Provisions Relating to Parachute Payments. (a) If payments and benefits to or for the benefit of the Executive, whether pursuant to this Agreement or otherwise, would result in total Parachute Payments to the Executive with a value equal to or greater than one hundred percent (100%) of the Parachute Payment Limit, the amount payable to the Executive, shall be reduced so that the value of all Parachute Payments to the Executive (determined in accordance with Code Section 280G), whether or not made pursuant to this Agreement, is equal to the Parachute Payment Limit minus One Dollar ($1.00), accomplished by first reducing any amounts payable pursuant

Page 9 to Subsection 8(b) or 9(b), as applicable, and then reducing other amounts of compensation, to the extent necessary; provided that, no such reduction shall be made if, after subtracting any applicable federal excise tax imposed on the Executive by Code Section 4999, as well as any federal, state and local income and employment tax imposed on the Executive with respect to the Executive’s total Parachute Payments, the total Parachute Payments accruing to the Executive would be more than the amount of the Executive’s total Parachute Payments after (i) taking into account the reduction described in the first clause of this sentence, and (ii) further reducing such payments by any federal, state and local income and employment taxes imposed on the Executive with respect to the Executive’s total Parachute Payments. The Company agrees to undertake such reasonable efforts as it may determine in its sole discretion to prevent any payment or benefit under this Agreement (or any portion thereof) from constituting an Excess Parachute Payment. The intent of this Section 10(a) is that any reduction in Executive’s total Parachute Payments shall apply only if such reduction would result in Executive retaining a greater amount of the Executive’s total Parachute Payments than if no such reduction applied (taking into account all applicable excise, employment and income taxes), and this Section 10(a) shall be interpreted accordingly. (b) The amount of Executive’s Parachute Payments and the Parachute Payment Limit shall be determined as provided in this Subsection (b). The Company shall direct its independent auditor (“Auditor”) or such other accounting firm or firm with similar expertise experienced in such calculations and acceptable to the Executive to determine whether any of Executive’s Parachute Payments exceed the Parachute Payment Limit and the amount of any adjustment required by Subsection (a). The Company shall promptly give the Executive notice of the Auditor's determination. All reasonable determinations made by the Auditor under this Subsection shall be binding on the Bank and the Executive and shall be made within ten (10) days prior to the Change in Control. The Company shall pay all of the costs of the Auditor. To the extent that a reduction of the Executive’s Parachute Payments is required by Section 10(a), then such Parachute Payments shall be reduced in the order that would allow Executive to retain (after such reduction) the largest amount of after-tax proceeds (with such reduction determined by the Auditor and done in a manner that does not result in a violation of Code Section 409A). In making its calculations and determinations, the Auditor shall be required to evaluate and take into account the extent to which payments and benefits are exempt from Code Section 280G, including as reasonable compensation for services rendered before or after the Change in Control (which shall include a requirement to evaluate the restrictive covenants set forth in this Agreement or otherwise and deliver a valuation report to Executive with respect thereto). 11. Termination of Employment by the Company for Cause, Disability, or Death. (a) The Company and the Bank may cause a Termination of Employment for Cause or Disability at any time. To do so, the Bank Board and the Company Board must provide the Executive with a notice of termination specifying the Termination Date and either the specific act(s) or failure(s) constituting Cause or the circumstances constituting Disability. If the Bank Board’s and the Company Board’s notice identifies an act or failure constituting Cause, it shall be accompanied by a resolution duly adopted by not less than

Page 10 a majority of the entire membership of the Bank Board and the Company Board (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard by the Bank Board and the Company Board), finding, in the reasonable opinion of the Bank Board and the Company Board, that one or more of the events of Cause has occurred and specifying the details thereof. If the act or failure constituting Cause is subject to correction under the definition of Cause and related definitions in this Agreement, the notice shall also specify the period during which the act or failure must be corrected. If the Bank Board and the Company Board determines that the Executive has not corrected the act or failure in all material respects within the required correction period, the Bank Board and the Company Board must then provide a second notice of termination stating the reasons for the termination and the Termination Date, and the Executive’s employment shall terminate on such Termination Date. (c) If the Executive dies before his Termination of Employment, his employment shall terminate automatically on the date of his death. (d) If the Executive’s employment is terminated due to a Disability or due to his death, subject to Executive (or Executive’s estate) executing a Release and the statutory period during which the Executive is entitled to revoke the Release has expired on or before the fifty-second (52nd) day following the Termination Date, the Bank shall provide Executive (or Executive’s estate) a lump-sum payment equal to the target Annual Bonus times the number of days in the year up to the Termination Date divided by 365 (such amount to be paid on the first payroll date after the fifty-second (52nd) day following the Termination Date (and in all events within seventy-four (74) days after the Termination Date)). Additionally, if the Executive’s employment is terminated due to a Disability or due to his death, any outstanding equity awards held by Executive immediately prior to the Termination Date shall immediately vest upon the termination of Executive’s employment, subject to the terms of the applicable equity plan and award agreements. (e) In the case of a Termination of Employment pursuant to this Section 11, the Executive shall not be entitled to benefits or payments pursuant to Section 8 or 9. 12. Resignation by Executive for Good Reason. If an event of Good Reason occurs during the Term, the Executive may, at any time within the sixty (60) day period following such event, provide the Company and the Bank with a notice of termination specifying the event of Good Reason and notifying the Company and the Bank of his intention to terminate his employment upon the Bank’s failure to correct the event of Good Reason within thirty (30) days following receipt of the Executive's notice of termination. If the Bank fails to correct the event of Good Reason within such thirty (30) day period, the Executive's employment shall terminate as of the end of such period, and the Executive shall be entitled to payments and benefits as provided in Section 8 or 9, as applicable. 13. Withholding and Taxes. The Bank may withhold from any payment made hereunder (a) any taxes that the Bank reasonably determines are required to be withheld under federal, state, or local tax laws or regulations, and (b) any other amounts that the Bank is authorized in writing by Executive to withhold. Except for employment taxes that are the obligation of the Bank, the Executive shall pay all federal, state, local, and other taxes (including,

Page 11 without limitation, interest, fines, and penalties) imposed on him under applicable law by virtue of or relating to the payments and/or benefits contemplated by this Agreement, subject to any reimbursement provisions of this Agreement. 14. Use and Disclosure of Confidential Information. (a) The Executive acknowledges and agrees that (i) by virtue of his employment, he will be given access to, and will help analyze, formulate or otherwise use, Confidential Information, (ii) the Company and the Bank have devoted (and will devote) substantial time, money, and effort to develop Confidential Information and maintain the proprietary and confidential nature thereof, and (iii) Confidential Information is proprietary and confidential and, if any Confidential Information were disclosed or became known by persons engaging in a business in any way competitive with the Company’s, the Bank’s or their affiliates’ business, such disclosure would result in hardship, loss, irreparable injury, and damage to the Bank, the measurement of which would be difficult, if not impossible, to determine. Accordingly, the Executive agrees that the preservation and protection of Confidential Information is an essential part of his duties of employment and that, as a result of his employment with the Bank, he has a duty of fidelity, loyalty, and trust to the Bank in safeguarding Confidential Information. The Executive further agrees that he will use his best efforts, exercise utmost diligence, and take all steps reasonably necessary to protect and safeguard Confidential Information, whether such information derives from the Executive, other employees of the Bank, Customers, Prospective Customers, or vendors or suppliers of the Bank or Company, and that he will not, directly or indirectly, use, disclose, distribute, or disseminate to any other person or entity or otherwise employ Confidential Information, either for his own benefit or for the benefit of another, except in the ordinary course of his employment or service by or with the Bank or the Company. The Executive shall follow all Bank policies and procedures to protect all Confidential Information and shall take any additional precautions necessary under the circumstances to preserve and protect against the prohibited use or disclosure of any Confidential Information. (b) The confidentiality obligations contained in this Agreement shall continue as long as Confidential Information remains confidential (except that the obligations shall continue, if Confidential Information loses its confidential nature through improper use or disclosure by Executive, including but not limited to any breach of this Agreement) and shall survive the termination of this Agreement and/or termination of the Executive’s employment with the Bank. (c) From time to time, the Bank may, for its own benefit, choose to place certain Confidential Information in the public domain. The fact that Confidential Information may be made available to the public in a limited form and under limited circumstances does not change the confidential and proprietary nature of such information, and does not release the Executive from his obligations with respect to such Confidential Information. (d) Notwithstanding the foregoing, nothing in this Agreement prohibits, limits, or restricts, or shall be construed to prohibit, limit, or restrict, Executive from exercising any legally protected whistleblower rights (including pursuant to Section 21F of the Exchange

Page 12 Act and the rules and regulations thereunder), without notice to or consent from the Company or the Bank, or from disclosing the factual foundation of any claim of sexual assault or sexual harassment. Moreover, the federal Defend Trade Secrets Act of 2016 immunizes Executive against criminal and civil liability under federal or state trade secret law–s - under certain circumstances - if Executive discloses a trade secret for the purpose of reporting a suspected violation of law. Immunity is available if Executive discloses a trade secret in either of these two circumstances: (1) Executive discloses the trade secret (a) in confidence, (b) directly or indirectly to a government official (federal, state or local) or to a lawyer, and (c) solely for the purpose of reporting or investigating a suspected violation of law; or (2) In a legal proceeding, Executive discloses the trade secret in the complaint or other documents filed in the case, so long as the document is filed “under seal” (meaning that it is not accessible to the public). 15. Ownership of Documents and Return of Materials at Termination of Employment or Upon Demand of the Bank or the Company. (a) Any and all documents, records, and copies thereof, including but not limited to hard copies or copies stored digitally or electronically, pertaining to or including Confidential Information (collectively, “Company Documents”) that are made or received by the Executive during his employment shall be deemed to be property of the Bank. The Executive shall use Company Documents and information contained therein only in the course of his employment for the Bank and for no other purpose. The Executive shall not use or disclose any Company Documents to anyone except in the course of his employment or service and in furtherance of the Company’s or the Bank’s Business. Provided, however, that nothing in this Agreement, or any Company or Bank restrictive covenant agreement, or any other Company or Bank policy or agreement is intended to prevent the Executive from undertaking a Carve-Out Action. (b) As soon as reasonably practicable after Termination of Employment (not to exceed ten (10) days after Termination of Employment) (with or without request), or at any time promptly after written demand, the Executive shall deliver to the Bank all Company Documents and all other Bank or Company property, in each case, in the Executive’s possession or under his custody or control. Executive will also certify to the Bank that he has not retained or transferred (in an unauthorized manner) any Company Documents, and has deleted any and all Confidential Information from any personal electronic device, cloud storage or email under his possession, custody or control. Provided, however, that nothing in this Agreement, or any Company or Bank restrictive covenant agreement, or any other Company or Bank policy or agreement is intended to prevent the Executive from undertaking a Carve-Out Action. 16. Non-Solicitation of Customers and Employees. The Executive agrees that during the Term and during the Restricted Period, whichever is applicable, the Executive shall not (other than in connection with the performance of his duties for the Bank or the Company during the Term), directly or indirectly, individually or jointly, (a) solicit in any manner, seek to obtain or service, or accept the business of any Customer for any product or service of the type offered by the Bank, the Company or competitive with the Company’s Business, (b) solicit in any manner, seek to obtain or service, or accept the business of any Prospective Customer for any product or

Page 13 service of the type offered by the Bank or otherwise competitive with the Company's Business, (c) request or advise any Customer, Prospective Customer, or supplier of the Bank to terminate, reduce, limit, or change its business or relationship with the Bank or the Company, or (d) induce, request, or attempt to influence any employee of the Bank or the Company to terminate his employment with the Bank or the Company. Notwithstanding the foregoing, this Section 16 shall not be violated by general solicitations and general advertisements. 17. Covenant Not to Compete. The Executive hereby understands and acknowledges that, by virtue of his position with the Bank, he has obtained Confidential Information and advantageous familiarity and personal contacts with Customers and Prospective Customers, wherever located, and the business, operations, and affairs of the Bank. Accordingly, during the Term of this Agreement and during the Restricted Period, whichever is applicable, the Executive shall not (other than in connection with the performance of his duties for the Bank or the Company during the Term), directly or indirectly: (a) as owner, officer, director, stockholder, investor, proprietor, organizer, employee, agent, representative, consultant, independent contractor, or otherwise, engage in the same trade or business as the Company’s Business, in the same or similar capacity as the Executive worked for the Bank, or in such capacity as would cause the actual or threatened use of the Bank’s or the Company’s trade secrets and/or Confidential Information. The Executive acknowledges and agrees that, given the level of trust and responsibility given to him while in the Bank’s employ, and the level and depth of trade secrets and Confidential Information entrusted to him, any immediately subsequent (i.e. within two (2) years) employment with a competitor to the Company’s Business would result in the inevitable use or disclosure of the Bank’s trade secrets and Confidential Information and, therefore, the restrictions are reasonable and necessary to protect against such inevitable disclosure; or (b) offer to provide employment or work of any kind (whether such employment is with the Executive or any other business or enterprise), either on a full-time or part-time or consulting basis, to any person who then currently is, or who within one (1) year preceding such offer or provision of employment has been, an employee of the Bank. The restrictions on the activities of the Executive contained in this Section shall be limited to the geographical area within a fifty (50) mile radius of Company’s corporate headquarters address in Coral Gables, Florida. Nothing in this Section 17 shall restrict the Executive from (i) acquiring, as a passive investment, less than five percent (5%) of the outstanding securities of any class of an entity that are listed on a national securities exchange or actively traded in the over-the-counter market, (ii) owning securities of any mutual fund or (iii) engaging, directly or indirectly, for his own account as a private investor or as a consultant, employee, partner, officer, director or investor with respect to any investment company or fund (including, without limitation, a private equity fund, hedge fund or similar fund) that invests in businesses that compete with the Company’s or the Bank’s Business in the Restricted Territory.

Page 14 18. Remedies. The Executive agrees that the Company and/or the Bank will suffer irreparable damage and injury and will not have an adequate remedy at law if the Executive breaches any provision of the Restrictive Covenants. Accordingly, if the Executive breaches or threatens or attempts to breach the Restrictive Covenants, in addition to all other available remedies, the Company and/or the Bank shall be entitled to seek injunctive relief, and no or minimal bond or other security shall be required in connection therewith. The Executive acknowledges and agrees that in the event of termination of this Agreement for any reason whatsoever, the Executive can obtain employment not competitive with the Company’s Business (or, if competitive, outside of the Restricted Territory and customer-specific scope described herein) and that the issuance of an injunction to enforce the provisions of the Restrictive Covenants shall not prevent the Executive from earning a livelihood. The Restrictive Covenants are essential terms and conditions to the Company and the Bank entering into this Agreement, and they shall be construed as independent of any other provision in this Agreement or of any other agreement among the Executive, the Bank and the Company. The existence of any claim or cause of action that the Executive has against the Company and/or the Bank, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company or the Bank of the Restrictive Covenants. 19. Periods of Noncompliance and Reasonableness of Periods. The Restrictive Covenants described in Sections 16 and 17 shall be deemed not to run during all periods of noncompliance, the intention of the parties being to have such restrictions and covenants apply for the full periods specified in Sections 16 and 17 following the Termination Date (for clarity, only the breached Restrictive Covenant in Section 16 or Section 17 shall be deemed not to so run, but unbreached Restrictive Covenants in Section 16 and Section 17 shall be deemed to run). The parties acknowledge and agree that the restrictions and covenants contained in Sections 16 and 17 are reasonable in view of the nature of the Company’s Business and the Executive’s advantageous knowledge of and familiarity with the Company’s Business, operations, affairs, and Customers. Notwithstanding anything contained herein to the contrary, if the scope of any restriction or covenant contained in Sections 16 and 17 is found by a court of competent jurisdiction to be too broad to permit enforcement of such restriction or covenant to its full extent, then such restriction or covenant shall be enforced to the maximum extent permitted by law. The parties hereby acknowledge and agree that a court of competent jurisdiction shall invoke and exercise the blue pencil doctrine to the fullest extent permitted by law to enforce this Agreement. 20. Release. For and in consideration of receiving the payments and benefits set forth in Sections 8, 9, 11(d) or 12, the sufficiency of which is hereby acknowledged, the Executive agrees to release the Bank, the Company and all other persons named in the Release from any and all causes of action that the Executive has or may have against the Bank, the Company or any such person before the date the Release is executed by Executive, other than a breach of this Agreement. The Release shall be in the form attached hereto as Exhibit 1. The Bank shall provide the Release to the Executive as soon as practicable upon the Termination Date. THE EXECUTIVE'S OR HIS ESTATE’S (AS APPLICABLE) RIGHT TO BENEFITS UNDER SECTIONS 8, 9, 11(d), OR 12 AS APPLICABLE, SHALL BE CONTINGENT ON HIS (OR HIS ESTATE’S, AS APPLICABLE) SIGNING THE RELEASE AND THE STATUTORY REVOCATION PERIOD EXPIRING ON OR BEFORE SIXTY (60) DAYS AFTER THE TERMINATION DATE.

Page 15 21. Reimbursement of Certain Costs. (a) If, during the life of the Executive and for a five (5) year period following his death, the Company brings a cause of action to enforce the Restrictive Covenants or to recover damages caused by the Executive's breach of the Restrictive Covenants, the substantially prevailing party in such action shall be entitled to reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, expert witness fees, and disbursements) in connection with such action. (b) If, during the life of the Executive and for a five (5) year period following his death, a dispute arises regarding the Executive's rights hereunder, and the Executive obtains a final judgment in his favor from a court of competent jurisdiction with respect to such dispute, all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, expert witness fees, and disbursements) incurred by the Executive (or his estate) in connection with such dispute or in otherwise pursuing a claim based on a breach of this Agreement, shall be paid by the Company. (c) Any reimbursement by the Company pursuant to this Section shall be subject to compliance with applicable provisions of the Federal Deposit Insurance Corporation regulations found in Part 359 (entitled “Golden Parachute and Indemnification Payments”) of Title 12 of the Code of Federal Regulations (or any successor provisions). (d) Notwithstanding anything to the contrary in the foregoing, any reimbursements or in-kind benefits provided under this Agreement that are subject to Code Section 409A shall be made in compliance with Treasury Regulation Section 1.409A-3(i)(1)(iv) and any reimbursements shall be made no later than the end of the Executive's taxable year following the Executive's taxable year in which the expense was incurred. In addition, the amounts eligible for reimbursement, or in-kind benefits to be provided, during any one taxable year under this Agreement may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year under this Agreement and any right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit. 22. No Reliance. The Executive represents and acknowledges that in executing this Agreement, the Executive does not rely and has not relied upon any representation or statement by the Company and its agents, other than statements contained in this Agreement. 23. Clawback Provision: Notwithstanding any other provisions in this Agreement to the contrary, any incentive-based or other compensation paid to the Executive under this Agreement or any other agreement or arrangement with the Company or the Bank which is subject to recovery under any law, government regulation, or stock exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, or stock exchange listing requirement (or any policy adopted by the Company or the Bank pursuant to any such law, government regulation or stock exchange listing requirement). The Company or the Bank will make any determination for clawback or recovery in accordance with the Company or the Bank’s established policy, applicable law or regulation.

Page 16 24. Miscellaneous Provisions. (a) Further Assurances. Each of the parties hereto shall do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged, and delivered at any time and from time to time upon the request of any other party hereto, all such further acts, documents, and instruments as may be reasonably required to effect any of the transactions contemplated by this Agreement. (b) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no party hereto may assign this Agreement (or any of its rights or obligations under this Agreement) without the prior written consent of the other parties hereto. Notwithstanding the foregoing, this Agreement may be assigned without the prior consent of the Executive to a successor to the Company’s or Bank’s rights and obligations hereunder as a result of any Change in Control, merger, consolidation, restructuring or reorganization or to any other successor to all or substantially all of the securities, business and/or assets of the Company or Bank, and Executive shall continue to be bound by the terms and conditions of this Agreement including the Restrictive Covenants. In connection with any such assignment by Company or Bank, following such assignment, references to “Company” or “Bank” in Sections 14-19 this Agreement, shall mean the successor to all or substantially all of the securities, business and/or assets of Company or Bank or any of their affiliates to whom this Agreement is assigned. (c) Waiver; Amendment. No provision or obligation of this Agreement may be waived or discharged unless such waiver or discharge is agreed to in writing and signed by the Chairman of the Company Board, the Chairman of the Bank Board and the Executive. The waiver by any party hereto of a breach of or noncompliance with any provision of this Agreement shall not operate or be construed as a continuing waiver or a waiver of any other or later breach or noncompliance. Except as expressly provided otherwise herein, this Agreement may be amended or supplemented only by a written agreement executed by the Chairman of the Company Board, the Chairman of the Bank Board and the Executive. Notwithstanding anything else set forth in this Section 234(c), in the event the Executive is also the Chairman of the Board of the Company or the Bank, any such waiver, discharge, amendment or supplement shall be signed by another director so authorized by a majority of the Company Board and/or Bank Board, as applicable. (d) Headings. The headings in this Agreement have been inserted solely for ease of reference and shall not be considered in the interpretation or enforcement of this Agreement. (e) Severability. All provisions of this Agreement are severable from one another, and the unenforceability or invalidity of any provision hereof shall not affect the validity or enforceability of the remaining provisions. (f) Survival. Anything contained in this Agreement to the contrary notwithstanding, the provisions of Sections 5(j), 7-10, 11(d), 12 and 14-25 and

Page 17 corresponding definitions in Appendix A shall survive termination of this Agreement and any Termination of Employment hereunder in accordance with their respective terms. (g) Notice. Any notice, request, instruction, or other document to be given hereunder to any party shall be in writing and delivered by hand, registered or certified United States mail, return receipt requested, or other form of receipted delivery, with all expenses of delivery prepaid, as follows: If to the Executive: To such address as shall most currently appear on the records of the Bank If to the Company or the Bank: Attn: Chief Legal Officer 220 Alhambra Circle Coral Gables, Florida 33134 Email: mmartin@amerantbank.com or to such other address as any party hereto may have furnished to the others in writing in accordance with the preceding. (h) Counterparts. This Agreement may be executed in separate counterparts (including facsimile and other electronically transmitted counterparts), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. (i) Governing Law; Jurisdiction; Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to the choice of law principles or rules thereof. The parties hereto irrevocably consent to the jurisdiction and venue of the state courts for the State of Florida located in Miami Dade County, Florida, or the United States District Court for the Southern District of Florida, and agree that all actions, proceedings, litigation, disputes, or claims relating to or arising out of this Agreement shall be brought and tried only in such courts. The Company, in its sole discretion, may, however, bring an action against the Executive to enforce the Restrictive Covenants in any court where jurisdiction over the Executive may be obtained. EACH OF THE PARTIES EXPRESSLY WAIVES ANY RIGHTS TO A JURY TRIAL THAT IT MAY OTHERWISE HAVE IN ANY COURT WITH RESPECT TO THIS AGREEMENT TO THE MAXIMUM EXTENT PERMITTED BY LAW. (j) Entire Agreement. This Agreement constitutes the entire and sole agreement between the Bank, the Company and the Executive with respect to the Executive's employment or the termination thereof, and there are no other agreements or understandings either written or oral with respect thereto. The parties agree that any and all prior employment, severance and/or change in control agreements between the parties have been terminated and are of no further force or effect. Notwithstanding the foregoing or anything contained in this Agreement to the contrary, all existing equity award agreements between Executive and the Company or the Bank remain in full force and effect in accordance with their respective terms.

Page 18 (k) No Mitigation or Offset. In no event shall Executive be obligated to seek other employment or take any other action to mitigate any amount payable to Executive under this Agreement, and no amount payable pursuant to this Agreement shall be reduced or offset by compensation Executive earns on account of employment or service with another Person. (l) Rules of Interpretation. In interpreting this Agreement, the following rules shall apply: (1) The rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. (2) Words used in the singular shall be construed to include the plural, where appropriate, and vice versa, and words used in the masculine shall be construed to include the feminine, where appropriate, and vice versa. (3) It is the intention and purpose of the Company, the Bank and the Executive that this Agreement shall be, at all relevant times, in compliance with (or exempt from) Code Section 409A and all other applicable laws, and this Agreement shall be so interpreted and administered. In addition to the general amendment rights of the Company and the Bank with respect to the Agreement, the Company and the Bank specifically retain the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Agreement or any related document as they deem necessary or desirable to more fully address issues in connection with compliance with (or exemption from) Code Section 409A and such other laws. In no event, however, shall this section or any other provisions of this Agreement be construed to require the Company or the Bank to provide any gross-up for the tax consequences of any provisions of, or payments under, this Agreement and the Company and the Bank shall have no responsibility for tax or legal consequences to the Executive (or his beneficiary) resulting from the terms or operation of this Agreement. Also, in accordance with Code Section 409A, if the Executive is entitled to a distribution within a period following an event as permitted by Code Section 409A, the Executive will have no right to designate the taxable year of payment. Each installment payment specified in and paid pursuant to this Agreement shall be, and is hereby designated, a separate payment for purposes of Code Section 409A. To the maximum extent possible, any severance owed under this Agreement shall be construed to fit within the “short-term deferral rule” under Code Section 409A and/or the “two times two year” involuntary separation pay exception under Code Section 409A. Notwithstanding any other provision of this Agreement to the contrary, if the Executive is a “specified employee” within the meaning of Code Section 409A and the regulations issued thereunder, and a payment or benefit provided for in this Agreement would be subject to additional tax under Code Section 409A if such payment or benefit is paid within six (6) months after the Executive’s

Page 19 “separation from service” (within the meaning of Code Section 409A), then such payment or benefit required under this Agreement during such six (6) month period (i) shall not be paid (or commence) during the six-month period immediately following the Executive’s separation from service and (ii) shall instead be paid to the Executive (with interest at the Applicable Federal Rate from the scheduled payment date to the actual date of payment) in a lump-sum payment on the first regular payroll date following the six (6) month anniversary of the Executive’s separation from service (and in all events within twenty (20) days after such six (6) month anniversary), and all payments and benefits required after such six (6) month anniversary shall be paid or provided on the same schedule as if no such delay had occurred. If the Executive’s termination of employment under this Agreement does not constitute a “separation from service” within the meaning of Code Section 409A, then any amounts payable under this Agreement on account of a termination of the Executive’s employment and which are subject to Code Section 409A shall not be paid or commence (as applicable) until the Executive has experienced a “separation from service” within the meaning of Code Section 409A. Any equity or equity-based award granted to Executive on or after the Effective Date by the Company, the Bank or any of their respective subsidiaries or affiliates shall be structured in a manner that complies with Code Section 409A and shall reflect Sections 8, 9 and 11(d) of this Agreement. 25. Review and Consultation. The Company, the Bank and the Executive hereby acknowledge and agree that each (a) has read this Agreement in its entirety prior to executing it, (b) understands the provisions and effects of this Agreement, (c) has consulted with such attorneys, accountants, and financial and other advisors as it or he has deemed appropriate in connection with their respective execution of this Agreement, and (d) has executed this Agreement voluntarily. THE EXECUTIVE HEREBY UNDERSTANDS, ACKNOWLEDGES, AND AGREES THAT THIS AGREEMENT HAS BEEN PREPARED BY COUNSEL FOR THE COMPANY AND THAT THE EXECUTIVE HAS NOT RECEIVED ANY ADVICE, COUNSEL, OR RECOMMENDATION WITH RESPECT TO THIS AGREEMENT FROM THE COMPANY OR ITS COUNSEL. [SIGNATURE PAGE TO FOLLOW]

EXECUTIVE /s/ Gerald P. Plush Gerald P. Plush Date: January 3, 2024 AMERANT BANK, N.A. /s/ S. Marshall Martin S. Marshall Martin EVP and Chief Legal Officer Date: January 3, 2024 AMERANT BANCORP INC. /s/ S. Marshall Martin S. Marshall Martin EVP and Chief Legal Officer Date: January 3, 2024

Page 21 APPENDIX A DEFINED TERMS For purposes of this Agreement, the following terms shall have the meanings specified below: “Carve-Out Action(s)” means, with or without prior notice to the Company: (1) making disclosures protected by applicable whistleblower statutes; (2) filing a charge or complaint with any federal, state or local agency charged with the enforcement of any laws, including the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission or the Department of Justice (individually or collectively, a “Governmental Agency”); or (3) recovering any award offered by a Governmental Agency that is associated with a Governmental Agency’s charge, complaint, proceeding, or investigation. “Cause” means any of the following: (1) the Executive’s act or failure to act constituting willful misconduct or gross negligence, in either case, that is materially injurious to the Bank, the Company or their reputation; (2) the Executive’s willful and material failure to perform the duties of his employment (except in the case of a Termination of Employment for Good Reason or on account of the Executive's physical or mental inability to perform such duties) and the failure to correct such failure within fifteen (15) days after receiving written notice from the Bank Board or the Company Board specifying such failure in detail; (3) the Executive’s willful and material violation of the Bank’s code of ethics or written discrimination or harassment policies; (4) the Executive's material failure to comply with the Company's material written rules, procedures and guidelines, in each case, that are applicable to (and previously made available to) Executive, and the failure to correct such non-compliance within fifteen (15) days after receiving written notice from the Bank Board or the Company Board; (5) the request or direction of a federal or state regulatory agency having jurisdiction over the Company or the Bank that the Executive’s employment with the Bank be terminated; (6) the Executive’s commission of, conviction or plea of guilty or nolo contendere for (i) a felony or (ii) a lesser criminal offense involving dishonesty, breach of trust, or moral turpitude; or (7) the Executive's intentional breach of a material term, material condition, or material covenant of this Agreement and the failure to correct such violation within

Page 22 fifteen (15) days after receipt of written notice from the Bank Board or Company Board specifying such breach in detail. For purposes of this definition, no act or failure to act shall be considered “willful,” if the Executive acted or failed to act either (i) in good faith or (ii) with a reasonable belief that his act or failure to act was not opposed to the Bank’s best interests. “Change in Control” shall mean the occurrence of any of the following events: (i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of the then-outstanding voting securities (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company which reduces the number of Outstanding Company Voting Securities and thereby results in any person acquiring beneficial ownership of more than 35% of the Outstanding Company Voting Securities; provided, that, if after such acquisition by the Company such person becomes the beneficial owner of additional Company voting securities that increases the percentage of Outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (4) an acquisition by an underwriter temporarily holding securities pursuant to a bona fide public offering of such securities, (5) an acquisition pursuant to a Business Combination (as defined in paragraph (iii) below) (6) a transaction (other than the one described in paragraph (iii) below) in which Outstanding Company Voting Securities are acquired from the Company, if a majority of the members of the Incumbent Board (defined below) approve a resolution providing expressly that the acquisition pursuant to this clause (6) does not constitute a Change in Control of the Company under this paragraph (i), or (7) any acquisition pursuant to a transaction that complies with paragraph (iii) below; (ii) individuals who as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or

Page 23 removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; (iii) consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each a “Business Combination”), in each case unless, following such Business Combination, (I) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of voting common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities, as the case may be, (II) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock (or, for a non- corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (III) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the Board providing for such Business Combination; or (iv) approval by the stockholders of a complete liquidation or dissolution of the Company. A Change in Control shall not occur unless such transaction constitutes a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets under Code Section 409A. “Change in Control Date” means the date on which a Change in Control occurs. “COBRA” refers to the group health plan continuation requirements in Sections 601 through 607 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4980B of the Code.

Page 24 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder. “Company’s Business” means the business of banking; fiduciary, trust and custody services; securities, insurance brokerage, investment management and related services; payments; money transmissions; lending; extending credit and deposit taking, all of the foregoing, whether domestic, international or both, and all services related or incidental to any of the foregoing. “Confidential Information” means the following non-public information: (1) materials, records, documents, data, statistics, studies, plans, writings, and information (whether in handwritten, printed, digital, or electronic form) relating to the Company’s Business that are not generally known or available to the Company’s business, trade, or industry or to individuals who work therein other than through a breach of this Agreement, or (2) trade secrets of the Bank (as defined in Defend Trade Secrets Act, as amended, or any successor statute). Confidential Information includes, but is not limited to, the following non-public information: (i) information about the Bank’s employees; (ii) information about the Bank’s compensation policies, structure, and implementation; (iii) hardware, software, and computer programs and technology used by the Bank; (iv) Customer and Prospective Customer identities, lists, and databases, including private information related to customer history, loan activity, account balances, and financial information; (v) strategic, operating, and marketing plans; (vi) lists and databases and other information related to the Bank’s vendors; (vii) policies, procedures, practices, and plans related to pricing of products and services; and (viii) information related to the Bank’s or the Company’s acquisition and divestiture strategy; provided, however, that nothing in this Agreement, or any Company or Bank restrictive covenant agreement, or any other Company or Bank policy or agreement is intended to prevent the Executive from undertaking a Carve-Out Action. . Information or documents that are generally available or accessible to the public shall be deemed Confidential Information, if the information is assembled by the Bank in a manner not available to (and not easily assembled by) the public (but shall be treated as Confidential Information only in such form assembled by the Bank in a manner not available to (and not easily assembled by) the public). “Customer” means a person or entity who is a customer of the Bank (i) at the time of the Termination of Employment, (ii) with whom the Executive had direct contact on behalf of the Bank at any time within twelve (12) months prior to the Termination of Employment or (iii) about whom the Executive had Confidential Information at any time within twelve (12) months prior to the Termination of Employment. “Disability” means, as determined in the sole discretion of the Company, that Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one (1) year.

Page 25 “Excess Parachute Payment” has the meaning given to such term in Code Section 280G(b)(1). “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Good Reason” means, for purposes of Sections 8, 9 and 12 any of the following without the express written consent of the Executive: (1) a material reduction in the Executive’s duties, responsibilities, or authority with the Bank or the Company; (2) a material reduction in the Executive’s Base Salary, other than a material reduction in Executive’s Base Salary prior to a Change in Control in an equal percentage and duration applicable to all other Bank and Company executive employees’ base salary decreases; (3) except as required by applicable regulatory authorities, a reduction in the Executive’s total compensation opportunity; other than a reduction in Executive’s total compensation opportunity prior to a Change in Control in an equal percentage, type and duration applicable to all other Bank and Company executive employees’ total compensation opportunity decreases; (4) a change in the primary location at which the Executive is required to perform the duties of his employment to a location that is more than fifty (50) miles from the location at which his office is located on the effective date of this Agreement (provided that such change materially increases the Executive’s daily commute); or (5) the Company’s material breach of this Agreement. “Parachute Payment” has the meaning given to such term in Code Section 280G(b)(2), and shall, subject to the provisions of Section 10, be construed as such “parachute payments” retained, received or to be received by Executive. “Parachute Payment Limit” means three (3) times the Executive’s “base amount”, as defined by Code Section 280G(b)(3). “Prospective Customer” means a person or entity who was the direct target of sales or marketing activity by the Executive with respect to the Bank or the Company or whom the Executive knew was a direct target of the Bank’s sales or marketing activities, in either case, during the one-year period preceding the Termination of Employment. For the avoidance of doubt, general advertisements not specifically directed at any person or entity (such as online, through print-media or commercials) shall not be treated as causing any person or entity to be treated as a Prospective Customer. “Release” means the release referred to in Section 20. “Restricted Period” shall mean the eighteen (18) months immediately following the Termination Date; except that if a court or arbitrator finds that an eighteen (18) month Restricted Period is not reasonably necessary to protect legitimate business interests of the Company or the

Page 26 Bank, the Restricted Period shall be twelve (12) months immediately following the Termination Date; except that if a court or arbitrator finds that a twelve (12) month Restricted Period is not reasonably necessary to protect legitimate business interests of the Company or the Bank, the Restricted Period shall be nine (9) months immediately following the Termination Date; except that if a court or arbitrator finds that a nine (9) month Restricted Period is not reasonably necessary to protect legitimate business interests of the Company or the Bank, the Restricted Period shall be six (6) months immediately following the Termination Date. “Restrictive Covenants” means the restrictions contained in Sections 14, 15, 16, and 17. “Termination Date” means the date of the Termination of Employment. “Termination of Employment,” and capitalized forms and derivations thereof, means the Executive’s termination of employment with the Bank pursuant to which the Executive ceases to be an employee and which termination also constitutes a “separation from service” within the meaning of Code Section 409A.

Page 27 EXHIBIT I RELEASE OF ALL CLAIMS This release of all claims (the “Release”) is entered into in favor of Amerant Bank, N.A. (the “Bank”), Amerant Bancorp Inc. (including all subsidiaries and affiliates) (“Company”) by Gerald P. Plush (“Executive”) pursuant to the Amended and Restated Employment Agreement by and among the Bank, the Company and Executive, effective as of January 1, 2024 (the “Employment Agreement”). This is the Release referenced in Section 20 of the Employment Agreement. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Employment Agreement. In exchange for and as a condition of receiving the payments and benefits set forth in Section [8, 9, 11(d), or 12]1 of the Employment Agreement, the parties agree as follows: 1. The Executive releases, waives and discharges the Company, the Bank and their agents (as defined below) from, and covenants not to bring suit or otherwise institute legal proceedings against any of them arising in whole or in part from, all claims, whether known or unknown, arising out of the Executive's employment relationship with the Company, the termination of that relationship, and all other events, incidents, or actions occurring before the date on which this Release is signed. Claims released herein include, but are not limited to, discrimination claims based on age, race, sex, religion, national origin, disability, veteran status, or any other employment claim, including claims arising under the Civil Rights Act of 1866, 42 U.S.C. § 1981; Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act; the Age Discrimination in Employment Act of 1967; the Federal Rehabilitation Act of 1973; the Older Workers' Benefits Protection Act; the Employee Retirement Income Security Act of 1974; the Family and Medical Leave Act (to the extent that FMLA claims may be released under governing law); the Workers Adjustment and Retraining Notification Act; the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”); the Occupational Health & Safety Act; any Federal or State wage and hour laws and all other similar Federal or State statutes; any and all tort or contract claims, including, but not limited to, breach of contract, breach of good faith and fair dealing, infliction of emotional distress, defamation, or wrongful termination or discharge; and claims for damages of any kind and nature including compensatory, general, special or punitive; and/or claims for attorney’s fees and/or costs. Executive hereby represents and warrants that he has not filed or reported any claims or complaints in any forum and that he has not assigned to any third party or filed with any agency or court any claim, in any case, released by this paragraph 1, except for any claims, reports or information filed with or provided to the Securities and Exchange Commission (the “SEC”) or other government agency or court confidentially pursuant to applicable law, including Section 21F of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Executive is not waiving, and none of the claims released in this Release include, any claim for or relating to: (i) workers’ compensation, although Executive acknowledges he has not sustained a work-related injury or illness, (ii) compensation and benefits under Section [8, 9 or 11(d)]2 of the Employment Agreement, (iii) Section 10 of the Employment Agreement, (iv) 1 Applicable section to be inserted in executed Release. 2 Applicable section to be inserted in executed Release.

Page 28 indemnification and advancement of expenses, whether pursuant to the Employment Agreement, any directors and officers insurance policy, the Company’s, the Bank’s or any of their respective affiliates’ governing documents, applicable law or otherwise, (v) Executive’s equity and equity- based awards, (vi) benefits in accordance with COBRA, (vii) this Release and (viii) claims that cannot be released under applicable law (the items in clauses (i) through and including (viii), the “Excluded Claims”). Nothing in this Release prohibits, with or without prior notice to the Company, Executive from filing a charge with the Equal Employment Opportunity Commission, National Labor Relations Board, or a comparable state or local administrative agency related to Executive’s employment or separation of employment. Executive does forever waive his right to recover or receive any monetary damages, attorneys’ fees, back pay, reinstatement or injunctive relief from the Company and its agents relating to any matter whatsoever up to the date of this Release (other than the Excluded Claims). However, nothing in this Release (i) prohibits, limits or restricts, or shall be construed to prohibit, limit or restrict, Executive from exercising any legally protected whistleblower rights (including pursuant to Section 21F of the Exchange Act and the rules and regulations thereunder), without notice to or consent from the Company, or (ii) to the extent required by law, prohibits or shall be construed to prohibit Executive from receiving a reward from the SEC or other applicable government agency pursuant to Section 21F of the Exchange Act or other applicable whistleblower or other law or regulation in connection therewith. 2. The Executive further acknowledges that the Company has advised the Executive to consult with an attorney of the Executive's own choosing and that the Executive has had ample time and adequate opportunity to thoroughly discuss all aspects of this Release with legal counsel prior to executing this Release. 3. The Executive agrees that the Executive is signing this Release of his own free will and is not signing under duress. 4. The Executive acknowledges that the Executive has been given a period of at least twenty-one (21) days to review and consider a draft of this Release in substantially the form of the copy now being executed and has carefully considered the terms of this Release. The Executive understands that the Executive may use as much or all of the applicable review period as the Executive wishes prior to signing, and the Executive has done so. 5. The Executive has been advised and understands that the Executive may revoke this Release within seven (7) days after acceptance. ANY REVOCATION MUST BE IN WRITING AND HAND-DELIVERED OR SENT VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED TO: Amerant Bank, N.A. Attn: Chief Legal Officer 220 Alhambra Circle Coral Gables, Florida 33134 Email: mmartin@amerantbank.com NO LATER THAN BY CLOSE OF BUSINESS ON THE SEVENTH (7TH) DAY FOLLOWING THE DATE OF EXECUTION OF THIS RELEASE.

Page 29 6. The “Company, the Bank and their agents,” as used in this Release, means the Company, the Bank, their subsidiaries, affiliated or related corporations or entities, their predecessors, successors, and assigns, and the directors, officers, managers, supervisors, employees, representatives, servants, agents, and attorneys of the entities above described, and all persons acting through, under or in concert with any of them (in their capacity as such). 7. The Executive agrees to refrain from making any statements disparaging the Company, the Bank, their respective subsidiaries or affiliates, or any of their respective employees, managers or directors that are, or are reasonably likely to be, materially harmful to any such person or entity. The Company and the Bank agree to refrain from providing any information to third parties about Executive other than confirming dates of employment and job title, unless the Executive gives the Company written authorization to release other information or as otherwise required by law. No director of the Company or the Bank shall, and neither the Company nor the Banks shall authorize or direct any of their respective directors, officers or employees to, make any statement disparaging the Executive that is, or is reasonably likely to be, materially harmful to Executive. This restriction will not bar any party hereto from disclosing the Release as a defense or bar to any claim made by any other party hereto in derogation of this Release. Nothing in this Release prohibits, limits or restricts, or shall be construed to prohibit, limit or restrict, any person from (i) making disclosures required by applicable law or any governmental agency (including the SEC) or from disclosing the factual foundation of any claim for sexual assault or sexual harassment, (ii) making any good faith statement in connection with any litigation, arbitration or other legal proceeding or (iii) making any good faith statement to defend or prosecute any claim. 8. This Release shall have no effect on the provisions of the Employment Agreement which, expressly or by implication including, but not limited to, Sections 5(j), 8-10, 11(d), 12 and 14-25, shall survive termination of employment. PLEASE READ CAREFULLY BEFORE SIGNING. EXCEPT AS EXPRESSLY PROVIDED IN PARAGRAPH 1 ABOVE, THIS RELEASE CONTAINS A RELEASE AND DISCHARGE OF ALL KNOWN AND UNKNOWN CLAIMS AGAINST THE COMPANY AND ITS AGENTS EXCEPT THOSE RELATING TO THE ENFORCEMENT OF THIS RELEASE OR THOSE ARISING AFTER EXECUTIVE’S EXECUTION OF THIS RELEASE. [signature page follows]

Page 30 EXECUTIVE Gerald P. Plush Date: AMERANT BANK, N.A. Date: _____________________________ AMERANT BANCORP INC. Date: _____________________________